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EXHIBIT 10.78

                                 FIRST AMENDMENT
                TO THE HANOVER DIRECT SAVINGS AND RETIREMENT PLAN
                  (AS AMENDED AND RESTATED AS OF JULY 1, 1999)

        The Hanover Direct Savings and Retirement Plan (As Amended and Restated as of July 1, 1999) is hereby amended effective March 1, 2002 by deleting
Section 3.04 thereof and substituting the following therefor:

        "3.04 Matching Employer Contributions.

        "An Employer may elect, in its sole discretion, to make Matching Employer Contributions for a Plan Year for each Active Eligible Participant (as hereinafter defined) on whose behalf Salary Deferral Contributions have been made during the Plan Year. For purposes of this Section 3.04, an "Active Eligible Participant" means (i) with respect to Salary Deferral Contributions made prior to March 1, 2002, an Active Participant, and (ii) with respect to Salary Deferral Contributions made on or after March 1, 2002, an Active Participant who is employed by an Employer on the last day of the Plan Year and has at least 1,000 Hours of Service during the Plan Year.

        "For any Plan Year, the Matching Employer Contributions (including any forfeitures reallocated in accordance with Section 3.10) shall be allocated to the Accounts of such Active Eligible Participants for the Plan Year in the same proportion as the amount of Salary Deferral Contributions (not in excess of six percent (6.0%) of the Participant's Compensation) for each such Active Participant for such Plan Year bears to the total Salary Deferral Contribution (as so limited) for all such Active Participants for such Plan Year. For purposes of the preceding sentence, Salary Deferral Contributions and Compensation shall be taken into account only with respect to periods when a Participant is an Active Eligible Participant."


        IN WITNESS WHEREOF, Hanover Direct, Inc. has adopted this instrument this ___ day of ____________, 2002.

                                            HANOVER DIRECT, INC.


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                                            By: